Exhibit 99.1

APTIV ANNOUNCES EARLY RESULTS AND UPSIZING OF CASH TENDER OFFER

March 20, 2026

SCHAFFHAUSEN —Aptiv PLC (“Aptiv”) (NYSE: APTV), a global technology company focused on enabling a more automated, electrified and digitalized future, today announced the early results of the previously announced cash tender offer (the “Tender Offer”) by its wholly-owned subsidiary, Aptiv Swiss Holdings Limited, a Jersey incorporated private limited company (the “Company”), to purchase the outstanding notes listed in the table below (collectively, the “Notes” and each a “Series” of Notes) for aggregate consideration of up to the Maximum Aggregate Consideration, in the order of priority, and subject to the Series Caps shown in the table below. Additionally, the Company announced that it has amended the Tender Offer to increase the Maximum Aggregate Consideration from $1,350,000,000 to $1,371,000,000.

Except as described in this news release, all other terms and conditions of the Tender Offer remain unchanged and are described in the Offer to Purchase dated March 6, 2026 (as it may be amended or supplemented, the “Offer to Purchase”). Capitalized terms used in this news release and not defined herein have the meanings given to them in the Offer to Purchase.

According to the information provided by Global Bondholder Services Corporation, the aggregate principal amount of each Series of Notes that was validly tendered and not validly withdrawn as of the Early Tender Deadline is set forth in the table below.

Title of Security	CUSIP / ISIN	Aggregate Principal Amount Outstanding	Series Cap (1)	Acceptance Priority Level (2)	Principal Amount Tendered as of Early Tender Deadline (3)
3.250% Senior Notes due 2032	00217G AB9 / US00217GAB95	$717,247,000	N/A	1	$447,590,000
5.150% Senior Notes due 2034	03837AAB6 / US03837AAB61	$515,938,000	N/A	2	$366,989,000
5.750% Senior Notes due 2054	03837AAC4 / US03837AAC45	$550,000,000	N/A	3	$302,308,000
5.400% Senior Notes due 2049	03835V AH9 / US03835VAH96	$350,000,000	N/A	4	$123,491,000
4.400% Senior Notes due 2046	03835VAF3 / US03835VAF31	$300,000,000	N/A	5	$111,690,000
4.150% Senior Notes due 2052	00217G AC7 / US00217GAC78	$1,000,000,000	$100,000,000	6	$415,068,000
3.100% Senior Notes due 2051	03835V AJ5 / US03835VAJ52	$1,500,000,000	$100,000,000	7	$691,948,000

(1)	The Series Caps represent the maximum aggregate consideration to be paid to purchase the Notes of such Series pursuant to the Tender Offer. The Company reserves the right, but is under no obligation, to increase, decrease or eliminate one or more Series Caps at any time, including on or after the Price Determination Date (as defined below), subject to applicable law.

(2)	Subject to the Maximum Aggregate Consideration, the Series Caps and proration, the principal amount of each Series of Notes that is purchased in the Tender Offer will be determined in accordance with the applicable Acceptance Priority Level (in numerical priority order with 1 being the highest Acceptance Priority Level and 7 being the lowest) specified in this column.

(3)	As reported by Global Bondholder Services Corporation, the tender and information agent for the Tender Offer.

The Tender Offer is subject to the satisfaction of certain conditions as set forth in the Offer to Purchase, including the consummation of the previously announced separation (the “Spin-Off”) of Aptiv’s Electrical Distribution Systems business into a new, independent publicly traded company, which will be named Versigent, and the receipt by Aptiv of a special dividend from Versigent in an amount not less than $1,700,000,000 in connection with the Spin-Off, in each case on or prior to the Settlement Date (as defined below) (the “Financing Condition”). Assuming the conditions set forth in the Offer to Purchase, including the Financing Condition, are satisfied or waived, the Company will accept for purchase the Notes for aggregate consideration up to the Maximum Aggregate Consideration that are validly tendered and not validly withdrawn as of the Expiration Date in accordance with the acceptance priority levels, and subject to the Series Caps, specified in the table above and on the cover page of the Offer to Purchase.

The Total Tender Offer Consideration for each $1,000 in principal amount of Notes tendered and not withdrawn before the Early Tender Deadline and accepted for payment pursuant to the Tender Offer on the Settlement Date will be determined by reference to a fixed spread specified for each Series of Notes over the yield based on the bid-side price of the applicable Reference U.S. Treasury Security, as described in the Offer to Purchase. The Total Tender Offer Consideration will be calculated by the Dealer Managers (identified below) for the Tender Offer at 10:00 a.m., New York City time, on March 20, 2026 (the “Price Determination Date”).

All payments for Notes purchased in the Tender Offer will also include accrued and unpaid interest on the principal amount of Notes tendered and accepted for purchase from the last interest payment date applicable to the relevant Series of Notes up to, but not including, the settlement date, which is currently expected to be April 7, 2026 (the “Settlement Date”).

In accordance with the terms of the Tender Offer, the withdrawal deadline was 5:00 p.m., New York City time, on March 19, 2026. As a result, tendered Notes may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by the Company).

Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are serving as dealer managers for the Tender Offer. Global Bondholder Services Corporation is the Tender and Information Agent. Persons with questions regarding the Tender Offer should contact Citigroup Global Markets Inc. (toll-free) at +1 (800) 558-3745 or +1 (212) 723-6106 (collect), Goldman Sachs & Co. LLC at (800) 828-3182 (toll-free) or at (212) 357-1452 (collect) or J.P. Morgan Securities LLC at +1 (866) 834-4666 (toll free) or +1 (212) 834-4818 (collect). Questions regarding the tendering of Notes and requests for copies of the Offer to Purchase and related materials should be directed to Global Bondholder Services Corporation at (212) 430-3774 or contact@gbsc-usa.com.

This news release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Tender Offer is made only by the Offer to Purchase and the information in this news release is qualified by reference to the Offer to Purchase dated March 6, 2026. There is no separate letter of transmittal in connection with the Offer to Purchase. None of the Company, Aptiv, the Dealer Managers, the Tender and Information Agent or the trustee with respect to any Notes or any of their respective directors, officers, employees, agents or affiliates is making any recommendation as to whether holders should tender any Notes in response to the Tender Offer, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

About Aptiv

Aptiv is a global industrial technology company enabling more automated, electrified, and digitalized solutions across multiple end-markets.

Forward-Looking Statements

This press release contains certain forward-looking statements, including those related to the Tender Offer. Such forward-looking statements are subject to many risks, uncertainties and factors, which may cause the actual results to be materially different from any future results. All statements that address future operating, financial or business performance or Aptiv’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: global and regional economic conditions, including conditions affecting the credit market; global inflationary pressures; uncertainties created by the conflict between Ukraine and Russia, and its impacts to the European and global economies and our operations in each country; uncertainties created by the conflicts in the Middle East and their impacts on global economies; fluctuations in interest rates and foreign currency exchange rates; the cyclical nature of global automotive sales and production; the potential disruptions in the supply of and changes in the competitive environment for raw material and other components integral to Aptiv’s products, including the ongoing semiconductor supply shortage; Aptiv’s ability to maintain contracts that are critical to its operations; potential changes to beneficial free trade laws and regulations, such as the United States-Mexico-Canada Agreement; the effects of significant increases in trade tariffs, import quotas and other trade restrictions or actions, including retaliatory responses to such actions; changes to tax laws; future significant public health crises; the ability of Aptiv to integrate and realize the expected benefits of recent transactions; the ability of Aptiv to attract, motivate and/or retain key executives; the ability of Aptiv to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers; the ability of Aptiv to attract and retain customers; Aptiv’s failure to complete the Spin-Off and related financing transactions as planned or at all; Aptiv’s failure to manage Versigent’s transition to a standalone public company; and Aptiv’s failure to achieve some or all of the benefits expected from the Spin-Off and other risks related to the completion of the Spin-Off. Additional factors are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Aptiv’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect Aptiv. Aptiv disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

Investor Contact

Betsy Frank

betsy.frank@aptiv.com